Exhibit 99.1

For Immediate Release
NASDAQ Stock Market:	MCBC

Macatawa Bank Corporation Reports
Second Quarter 2016 Results

HOLLAND, Mich. (July 28, 2016) – Macatawa Bank Corporation (NASDAQ: MCBC) today announced its results for the second quarter of 2016, reflecting continued improvement in financial performance.

●	Net income of $3.7 million in second quarter 2016, up 16% from $3.2 million in second quarter 2015
●	Total loans up $81.8 million, or 7%, since second quarter 2015
●	Net interest income increase of $763,000 aided by growth in loans
●	Past due loans remained at very low levels - only 0.08% of total loans at end of second quarter 2016
●	Nonperforming assets down 52% from second quarter 2015
●	Favorable loan collection results – six consecutive quarters of net recoveries
●	Strong capital levels

Macatawa reported net income of $3.7 million, or $0.11 per diluted share, in the second quarter 2016 compared to $3.2 million, or $0.09 per diluted share, in the second quarter 2015.  For the first six months of 2016, Macatawa reported net income of $7.2 million, or $0.21 per diluted share, compared to $6.1 million, or $0.18 per diluted share, for the same period in 2015.

"We continued to improve our financial performance in the second quarter showing 16% growth in earnings over the second quarter of last year,” said Ronald L. Haan, President and CEO of the Company.  “Our earnings improvement was due primarily to increased net interest income fueled by growth in portfolio loans, which were up $13.9 million since year end 2015 and up $81.8 million since the second quarter of 2015.  Consistent with our objectives, we have achieved this loan growth while also maintaining the quality of our loan portfolio.  Quarter end delinquencies continued at historically low levels at just 0.08 percent of total portfolio loans.  We experienced net loan recoveries again this quarter and have for the past six quarters.  As a result, we again had a negative provision for loan losses.  While second quarter expenses associated with the administration and disposition of problem assets increased from the same period in 2015, year to date they are still $209,000 below the level experienced in 2015.  We are pleased with the 52 percent reduction in the level of our non-performing assets since the second quarter of 2015, but recognize more reductions are necessary.”

Mr. Haan concluded:  "For the last several quarters we have been able to grow our revenue while maintaining a disciplined approach to expenses.  We have also been able to grow our loan portfolio while strengthening our capital levels.  These achievenments reflect a discipline that will continue to guide our focus in coming quarters.”

Macatawa Bank Corporation 2Q Results / page 2 of 5

Operating Results
Net interest income for the second quarter 2016 totaled $11.6 million, a decrease of $130,000 from the first quarter 2016 and an increase of $763,000 from the second quarter 2015.  Net interest margin was 3.08 percent for the second quarter 2016, down 1 basis point from the first quarter 2016, and up 7 basis points from the second quarter 2015.

Average interest earning assets for the second quarter 2016 decreased $7.6 million from the first quarter 2016 and were up $71.5 million from the second quarter 2015.  The decrease from the first quarter 2016 was due to seasonal paydowns on certain agricultural loans.

Non-interest income overall was consistent  between periods, with increases in deposit service charges,  trust fees and other noninterest income offsetting the impact of a lower level of gains on sales of mortgage loans in 2016.  Noninterest income for the first quarter 2016 was elevated due to the payout on a bank owned life insurance policy.   The Bank originated $19.0 million in loans for sale in the second quarter 2016 compared to $18.9 million in loans for sale in the first quarter 2016 and $28.0 million in loans for sale in the second quarter 2015.

Non-interest expense was $11.5 million for the second quarter 2016, compared to $11.6 million for the first quarter 2016 and $11.2 million for the second quarter 2015.  The largest fluctuations in non-interest expense related to costs associated with the administration and disposition of problem loans and non-performing assets, which increased $49,000 compared to the first quarter 2016 and increased $207,000 compared to the second quarter 2015.  Other categories of non-interest expense were consistent with levels experienced in the first quarter 2016 and the second quarter 2015.

Federal income tax expense was $1.7 million for the second quarter 2016 compared to $1.4 million for the first quarter 2016 and $1.4 million for the second quarter 2015.  The effective tax rate was 31.0 percent for the second quarter 2016, compared to 28.6 percent for the first quarter 2016 and 30.6 percent for the second quarter 2015.  The decrease in the effective tax rate for the first quarter 2016 was due to the elevated level of earnings on bank owned life insurance during the quarter due to the payment of a death benefit during the quarter.

Asset Quality
As a result of the consistent improvements in nonperforming loans and past due loans over the past several quarters, the reduction in historical loan loss ratios and net loan recoveries experienced in the second quarter 2016, a negative provision for loan losses of $750,000 was recorded in the second quarter 2016.  Net loan recoveries for the second quarter 2016 were $580,000, compared to first quarter 2016 net loan recoveries of $148,000 and second quarter 2015 net loan recoveries of $1,000.  The Company has experienced net loan recoveries in each of the past six quarters, and in eleven of the past twelve quarters. Total loans past due on payments by 30 days or more amounted to $979,000 at June 30, 2016, down 29 percent from $1.4 million at December 31, 2015 and down 48 percent from $1.9 million at June 30, 2015.  Delinquency as a percentage of total loans was 0.08 percent at June 30, 2016.

Macatawa Bank Corporation 2Q Results / page 3 of 5

The allowance for loan losses of $17.0 million was 1.40 percent of total loans at June 30, 2016, compared to 1.43 percent of total loans at December 31, 2015, and 1.61 percent at June 30, 2015.  The coverage ratio of allowance for loan losses to nonperforming loans continued to be strong and significantly exceeded 1-to-1 coverage at 4,845.43 percent as of June 30, 2016, compared to 2,259.39 percent at December 31, 2015, and 489.26 percent at June 30, 2015.

At June 30, 2016, the Company's nonperforming loans had declined to $350,000, representing 0.03 percent of total loans.  This compares to $756,000 (0.06 percent of total loans) at December 31, 2015 and $3.7 million (0.33 percent of total loans) at June 30, 2015.  Other real estate owned and repossessed assets were $14.1 million at June 30, 2016, compared to $17.6 million at December 31, 2015 and $26.3 million at June 30, 2015. Total nonperforming assets, including other real estate owned and nonperforming loans, have decreased by $15.6 million, or 52 percent, from June 30, 2015 to June 30, 2016.

A break-down of non-performing loans is shown in the table below.

Dollars in 000s	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sept 30, 2015	Jun 30, 2015

Commercial Real Estate	$291	$312	$525	$922	$1,188
Commercial and Industrial	26	79	174	3,119	2,392
Total Commercial Loans	317	391	699	4,041	3,580
Residential Mortgage Loans	2	2	2	42	2
Consumer Loans	31	34	55	128	134
Total Non-Performing Loans	$350	$427	$756	$4,211	$3,716

Total non-performing assets were $14.4 million, or 0.87 percent of total assets, at June 30, 2016.  A break-down of non-performing assets is shown in the table below.

Dollars in 000s	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sept 30, 2015	Jun 30, 2015

Non-Performing Loans	$350	$427	$756	$4,211	$3,716
Other Repossessed Assets	---	---	---	---	---
Other Real Estate Owned	14,066	16,162	17,572	25,671	26,303
Total Non-Performing Assets	$14,416	$16,589	$18,328	$29,882	$30,019

Macatawa Bank Corporation 2Q Results / page 4 of 5

Balance Sheet, Liquidity and Capital
Total assets were $1.67 billion at June 30, 2016, a decrease of $63.1 million from $1.73 billion at December 31, 2015 and an increase of $48.5 million from $1.62 billion at June 30, 2015.  Total assets were elevated at December 31, 2015 due to a year end seasonal inflow of business and municipal deposits.  Total loans were $1.21 billion at June 30, 2016, an increase of $13.9 million from $1.20 billion at December 31, 2015 and an increase of $81.8 million from $1.13 billion at June 30, 2015.

Commercial loans increased by $69.8 million from June 30, 2015 to June 30, 2016, along with an increase of $12.0 million in our residential mortgage and consumer loan portfolios.  Commercial real estate loans increased by $39.0 million and commercial and industrial loans increased by $30.9 million during the same period.

The composition of the commercial loan portfolio is shown in the table below:

Dollars in 000s	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sept 30, 2015	Jun 30, 2015

Construction and Development	$74,339	$73,621	$74,210	$77,320	$77,363
Other Commercial Real Estate	439,036	443,095	434,462	427,797	397,042
Commercial Loans Secured by Real Estate	513,375	516,716	508,672	505,117	474,405
Commercial and Industrial	381,058	388,625	377,298	376,966	350,202
Total Commercial Loans	$894,433	$905,341	$885,970	$882,083	$824,607

Residential Developer Loans (a)	$29,771	$28,521	$30,112	$32,147	$29,741

(a)	Represents the amount of loans to residential developers secured by single family residential property which is included in commercial loans secured by real estate.

At June 30, 2016, total performing loans amounted to $1.21 billion, an increase of $14.3 million from December 31, 2015 and an increase of $85.2 million from June 30, 2015.

Total deposits were $1.36 billion at June 30, 2016, down $80.4 million from $1.44 billion at December 31, 2015 and were up $27.3 million from $1.30 billion at June 30, 2015.  The decrease in total deposits from December 31, 2015 was primarily in demand deposits and money market deposits for municipal and business customers deploying their seasonal increase of year-end deposits in the first quarter of 2016.  Higher costing time deposits were also down $8.5 million from December 31, 2015.  The Bank continues to be successful at attracting and retaining core deposit customers.  Customer deposit accounts remain insured to the highest levels available under FDIC deposit insurance.

The Bank's risk-based regulatory capital ratios were slightly higher at June 30, 2016 compared to June 30, 2015 and December 31, 2015 due to earnings growth, and continue to be at levels comfortably above those required to be categorized as “well capitalized” under applicable regulatory capital guidelines.  As such, the Bank was categorized as "well capitalized" at June 30, 2016.

Macatawa Bank Corporation 2Q Results / page 5 of 5

About Macatawa Bank
Headquartered in Holland, Mich., Macatawa Bank offers a full range of banking, retail and commercial lending, wealth management and ecommerce services to individuals, businesses and governmental entities from a network of 26 full-service branches located throughout communities in Kent, Ottawa and northern Allegan counties.  The bank is recognized for its local management team and decision making, along with providing customers excellent service, a rewarding experience and superior financial products. Macatawa Bank has been recognized for the past five consecutive years as “West Michigan’s 101 Best and Brightest Companies to Work For”. For more information, visit www.macatawabank.com.

CAUTIONARY STATEMENT:  This press release contains forward-looking statements that are based on management's current beliefs, expectations, assumptions, estimates, plans and intentions.  Forward-looking statements are identifiable by words or phrases such as "believe," "expect," "may," "should," "will," "continue," "improving," "additional," "focus," "forward," "future," "efforts," "strategy," "momentum," "positioned," and other similar words or phrases.  Such statements are based upon current beliefs and expectations and involve substantial risks and uncertainties which could cause actual results to differ materially from those expressed or implied by such forward-looking statements.  These statements include, among others, statements related to trends in our key operating metrics and financial performance, future levels of earnings and profitability, future levels of earning assets, future asset quality, future growth, future yield compression and future net interest margin.  All statements with references to future time periods are forward-looking.  Management's determination of the provision and allowance for loan losses, the appropriate carrying value of intangible assets (including deferred tax assets) and other real estate owned and the fair value of investment securities (including whether any impairment on any investment security is temporary or other-than-temporary and the amount of any impairment) involves judgments that are inherently forward-looking. Our ability to sell other real estate owned at its carrying value or at all, reduce non-performing asset expenses, utilize our deferred tax asset, successfully implement new programs and initiatives, increase efficiencies, maintain our current level of deposits and other sources of funding, maintain liquidity, respond to declines in collateral values and credit quality, improve profitability, and produce consistent core earnings is not entirely within our control and is not assured.  The future effect of changes in the real estate, financial and credit markets and the national and regional economy on the banking industry, generally, and Macatawa Bank Corporation, specifically, are also inherently uncertain.  These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions ("risk factors") that are difficult to predict with regard to timing, extend, likelihood and degree of occurrence.  Therefore, actual results and outcomes may materially differ from what may be expressed in or implied by such forward-looking statements. Macatawa Bank Corporation does not undertake to update forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.

Risk factors include, but are not limited to, the risk factors described in "Item 1A - Risk Factors" of our Annual Report on Form 10-K for the year ended December 31, 2015.  These and other factors are representative of the risk factors that may emerge and could cause a difference between an ultimate actual outcome and a preceding forward-looking statement.

MACATAWA BANK CORPORATION
CONSOLIDATED FINANCIAL SUMMARY
(Unaudited)
(Dollars in thousands except per share information)

	Quarterly			Six Months Ended
	2nd Qtr	1st Qtr	2nd Qtr	June 30,
EARNINGS SUMMARY	2016	2016	2015	2016	2015
Total interest income	$12,873	$13,008	$12,238	$25,881	$24,249
Total interest expense	1,265	1,270	1,393	2,535	2,752
Net interest income	11,608	11,738	10,845	23,346	21,497
Provision for loan losses	(750)	(100)	(500)	(850)	(1,500)
Net interest income after provision for loan losses	12,358	11,838	11,345	24,196	22,997

NON-INTEREST INCOME
Deposit service charges	1,112	1,047	1,097	2,159	2,098
Net gains on mortgage loans	572	487	821	1,060	1,544
Trust fees	788	708	723	1,496	1,457
Other	2,064	2,366	1,871	4,429	3,708
Total non-interest income	4,536	4,608	4,512	9,144	8,807

NON-INTEREST EXPENSE
Salaries and benefits	6,168	6,187	6,134	12,355	12,316
Occupancy	901	982	903	1,883	1,875
Furniture and equipment	839	865	813	1,704	1,596
FDIC assessment	220	251	289	472	571
Problem asset costs, including losses	460	411	253	871	1,080
Other	2,882	2,855	2,830	5,736	5,646
Total non-interest expense	11,470	11,551	11,222	23,021	23,084
Income before income tax	5,424	4,895	4,635	10,319	8,720
Income tax expense	1,679	1,400	1,420	3,079	2,665
Net income	$3,745	$3,495	$3,215	$7,240	$6,055

Basic earnings per common share	$0.11	$0.10	$0.09	$0.21	$0.18
Diluted earnings per common share	$0.11	$0.10	$0.09	$0.21	$0.18
Return on average assets	0.91%	0.84%	0.81%	0.87%	0.77%
Return on average equity	9.56%	9.06%	8.78%	9.31%	8.34%
Net interest margin	3.08%	3.09%	3.01%	3.09%	3.04%
Efficiency ratio	71.05%	70.67%	73.07%	70.86%	76.17%

BALANCE SHEET DATA	June 30,	March 31,	June 30,
Assets	2016	2016	2015
Cash and due from banks	$30,045	$22,499	$28,853
Federal funds sold and other short-term investments	94,888	72,104	112,721
Interest-bearing time deposits in other financial institutions	---	---	20,000
Securities available for sale	173,580	168,041	158,866
Securities held to maturity	49,373	51,303	43,229
Federal Home Loan Bank Stock	11,558	11,558	11,558
Loans held for sale	1,138	2,259	5,114
Total loans	1,211,844	1,216,184	1,130,024
Less allowance for loan loss	16,959	17,129	18,181
Net loans	1,194,885	1,199,055	1,111,843
Premises and equipment, net	50,639	50,944	52,132
Bank-owned life insurance	28,942	28,784	28,528
Other real estate owned	14,066	16,162	26,303
Other assets	17,433	17,276	18,867

Total Assets	$1,666,547	$1,639,985	$1,618,014

Liabilities and Shareholders' Equity
Noninterest-bearing deposits	$451,644	$424,356	$389,828
Interest-bearing deposits	903,434	916,478	937,985
Total deposits	1,355,078	1,340,834	1,327,813
Other borrowed funds	104,840	94,840	96,836
Long-term debt	41,238	41,238	41,238
Other liabilities	6,929	7,832	5,284
Total Liabilities	1,508,085	1,484,744	1,471,171

Shareholders' equity	158,462	155,241	146,843

Total Liabilities and Shareholders' Equity	$1,666,547	$1,639,985	$1,618,014

MACATAWA BANK CORPORATION
SELECTED CONSOLIDATED FINANCIAL DATA
(Unaudited)
(Dollars in thousands except per share information)

	Quarterly					Year to Date

	2nd Qtr 2016	1st Qtr 2016	4th Qtr 2015	3rd Qtr 2015	2nd Qtr 2015	2016	2015
EARNINGS SUMMARY
Net interest income	$11,608	$11,738	$11,461	$11,121	$10,845	$23,346	$21,497
Provision for loan losses	(750)	(100)	(1,750)	(250)	(500)	(850)	(1,500)
Total non-interest income	4,536	4,608	4,503	4,484	4,512	9,144	8,807
Total non-interest expense	11,470	11,551	12,615	11,254	11,222	23,021	23,084
Federal income tax expense	1,679	1,400	1,561	1,400	1,420	3,079	2,665
Net income	$3,745	$3,495	$3,538	$3,201	$3,215	$7,240	$6,055

Basic earnings per common share	$0.11	$0.10	$0.10	$0.09	$0.09	$0.21	$0.18
Diluted earnings per common share	$0.11	$0.10	$0.10	$0.09	$0.09	$0.21	$0.18

MARKET DATA
Book value per common share	$4.67	$4.58	$4.48	$4.42	$4.34	$4.67	$4.34
Tangible book value per common share	$4.67	$4.58	$4.48	$4.42	$4.34	$4.67	$4.34
Market value per common share	$7.42	$6.25	$6.05	$5.18	$5.30	$7.42	$5.30
Average basic common shares	33,922,506	33,925,113	33,891,429	33,866,789	33,866,789	33,923,810	33,866,789
Average diluted common shares	33,922,506	33,925,113	33,891,429	33,866,789	33,866,789	33,923,810	33,866,789
Period end common shares	33,922,289	33,925,113	33,925,113	33,866,789	33,866,789	33,922,289	33,866,789

PERFORMANCE RATIOS
Return on average assets	0.91%	0.84%	0.85%	0.77%	0.81%	0.87%	0.77%
Return on average equity	9.56%	9.06%	9.40%	8.64%	8.78%	9.31%	8.34%
Net interest margin (fully taxable equivalent)	3.08%	3.09%	3.03%	2.92%	3.01%	3.09%	3.04%
Efficiency ratio	71.05%	70.67%	79.02%	72.12%	73.07%	70.86%	76.17%
Full-time equivalent employees (period end)	343	338	342	347	347	343	347

ASSET QUALITY
Gross charge-offs	$36	$76	$252	$170	$202	$112	$280
Net charge-offs	$(580)	$(148)	$(614)	$(285)	$(1)	$(728)	$(719)
Net charge-offs to average loans (annualized)	-0.19%	-0.05%	-0.21%	-0.10%	0.00%	-0.12%	-0.13%
Nonperforming loans	$350	$427	$756	$4,211	$3,716	$350	$3,716
Other real estate and repossessed assets	$14,066	$16,162	$17,572	$25,671	$26,303	$14,066	$26,303
Nonperforming loans to total loans	0.03%	0.04%	0.06%	0.35%	0.33%	0.03%	0.33%
Nonperforming assets to total assets	0.87%	1.01%	1.06%	1.80%	1.86%	0.87%	1.86%
Allowance for loan losses	$16,959	$17,129	$17,081	$18,217	$18,181	$16,959	$18,181
Allowance for loan losses to total loans	1.40%	1.41%	1.43%	1.53%	1.61%	1.40%	1.61%
Allowance for loan losses to nonperforming loans	4845.43%	4011.48%	2259.39%	432.61%	489.26%	4845.43%	489.26%

CAPITAL
Average equity to average assets	9.47%	9.27%	9.07%	8.89%	9.18%	9.37%	9.24%
Common equity tier 1 to risk weighted assets (Consolidated)	11.14%	10.95%	10.75%	10.54%	10.87%	11.14%	10.87%
Tier 1 capital to average assets (Consolidated)	11.93%	11.69%	11.54%	11.34%	11.70%	11.93%	11.70%
Total capital to risk-weighted assets (Consolidated)	15.18%	15.01%	14.80%	14.61%	15.09%	15.18%	15.09%
Common equity tier 1 to risk weighted assets (Bank)	13.59%	13.41%	13.22%	12.98%	13.44%	13.59%	13.44%
Tier 1 capital to average assets (Bank)	11.61%	11.38%	11.24%	11.03%	11.38%	11.61%	11.38%
Total capital to risk-weighted assets (Bank)	14.80%	14.63%	14.43%	14.23%	14.69%	14.80%	14.69%
Tangible common equity to assets	9.52%	9.47%	8.79%	9.03%	9.09%	9.52%	9.09%

END OF PERIOD BALANCES
Total portfolio loans	$1,211,844	$1,216,184	$1,197,932	$1,192,878	$1,130,024	$1,211,844	$1,130,024
Earning assets	1,539,877	1,518,752	1,602,599	1,527,714	1,480,839	1,539,877	1,480,839
Total assets	1,666,547	1,639,985	1,729,643	1,659,339	1,618,014	1,666,547	1,618,014
Deposits	1,355,078	1,340,834	1,435,512	1,366,849	1,327,813	1,355,078	1,327,813
Total shareholders' equity	158,462	155,241	151,977	149,733	146,843	158,462	146,843

AVERAGE BALANCES
Total portfolio loans	$1,212,836	$1,202,682	$1,190,328	$1,155,339	$1,138,880	$1,207,759	$1,129,688
Earning assets	1,531,535	1,539,166	1,527,116	1,532,562	1,460,025	1,535,351	1,437,957
Total assets	1,654,325	1,663,590	1,660,869	1,667,736	1,594,365	1,658,958	1,572,493
Deposits	1,346,703	1,365,881	1,365,990	1,376,257	1,302,349	1,356,292	1,286,874
Total shareholders' equity	156,664	154,244	150,583	148,214	146,404	155,454	145,239